EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACTS:

MEDIA:

Jim Sabourin Vice President,

Corporate Communications

423.294.6300

Toll free: 866.750.8686 (UNUM)

INVESTORS:

Thomas A. H. White

Senior Vice President,

Investor Relations

423.294.8996

UNUMPROVIDENT CORPORATION

1  FOUNTAIN SQUARE,

CHATTANOOGA,TN 37402

www.unumprovident.com

UNUMPROVIDENT CHAIRMAN POLLARD

ANNOUNCES RETIREMENT FROM BOARD

Jon S. Fossel Named Chairman Effective Oct. 1

CHATTANOOGA, Tenn. (Sept. 27, 2006) – UnumProvident Corporation (NYSE:UNM) today announced that C. William Pollard, who has served as non-executive chairman since 2003, is stepping down as chairman of the company’s board of directors on Sept. 30, 2006, and retiring from the board on Dec. 31, 2006. The board named Jon S. Fossel to succeed Pollard as non-executive chairman effective Oct. 1, 2006.

Pollard, 68, joined the board of UnumProvident predecessor Provident Companies in 1992. He was named co-chairman of the merged company in 2003 and chairman in 2004. Pollard is retiring to spend more time with his family and to focus on other endeavors.

“After much thought and nearly 15 years as a board member at UnumProvident, I believe the time has come for me to step down and move on to other priorities in my life,” said Pollard. “I have seen many changes at the company, and I am confident in the direction that has been set by the CEO and the board. I leave knowing that things are in good hands. I am very pleased that Jon Fossel has accepted the role of chairman and know that he will continue to work closely with Tom Watjen and the entire senior management team to ensure a successful future for UnumProvident.”

“Bill has made a tremendous contribution to our company during a very important period, and we will miss his wise counsel, energy and experience,” said Watjen, president and chief executive officer. “We wish him well in all that he does. I look forward to working with Jon Fossel in his new role and with the full board as we continue to build upon the progress we’ve made over the past few years positioning UnumProvident for an era of growth.”

Fossel, 64, joined the UnumProvident board of directors in 2002 and is chairman of the Finance Committee and a member of the Audit Committee. He retired as chairman and chief executive officer in 1996 of the Oppenheimer Funds (approximately $215 billion in assets under management) and continues to serve as a trustee of a number of the

Denver-based company’s funds. Fossel is also a director of Northwestern Corporation, an electricity and natural gas provider.

“I look forward to assuming the role of chairman, and to working with the board and management in continuing the progress made under the leadership of Bill Pollard and Tom Watjen,” said Fossel. “I am confident we have the plans in place that, if executed well, will continue to generate value for our shareholders.”

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About UnumProvident

UnumProvident (www.unumprovident.com) is the largest provider of group and individual income protection insurance, and one of the leading providers of employee benefits products and services, in the United States and the United Kingdom. Through its subsidiaries, UnumProvident insures more than 21 million people and provided $6 billion in total benefits to customers in 2005.

Safe Harbor Statement

A “safe harbor” is provided for “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Statements in this press release, which are not historical facts, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include such general matters as general economic or business conditions; events or consequences relating to terrorism and acts of war; competitive factors, including pricing pressures; legislative, regulatory, or tax changes; and the interest rate environment. More specifically, they include fluctuations in insurance reserve liabilities, projected new sales and renewals, persistency rates, incidence and recovery rates, pricing and underwriting projections and experience, retained risks in reinsurance operations, availability and cost of reinsurance, level and results of litigation, rating agency actions, regulatory actions and investigations, negative media attention, the level of pension benefit costs and funding, investment results, including credit deterioration of investments, and effectiveness of product and customer support. For further information of risks and uncertainties that could affect actual results, see the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in UnumProvident’s Form 10-K for the fiscal year ended December 31, 2005, and subsequently filed Form 10-Q. The forward-looking statements are being made as of the date of this press release and UnumProvident expressly disclaims any obligation to update any forward-looking statement contained herein